Exhibit 10.1

EXECUTION VERSION

July 11, 2023

AltC Acquisition Corp.
640 Fifth Avenue, 12th Floor
New York, NY 10019
(212) 380-7500

Re:       Sponsor Agreement

Ladies and Gentlemen:

This letter (this “Sponsor Agreement”) is being delivered to you in connection with that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of the date hereof, by and among AltC Acquisition Corp., a Delaware corporation (“SPAC”), AltC Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of SPAC (“Merger Sub”), and Oklo Inc., a Delaware corporation (the “Company”), and hereby amends and restates in their entirety (a) each of those certain letter agreements, dated July 7, 2021, from each of the persons undersigned thereto to SPAC (as may be amended from time to time, collectively, the “July 7 Letter Agreements”) and (b) that certain letter agreement, dated November 10, 2021, from Peter Lattman to SPAC (as may be amended from time to time, the “November 10 Letter Agreement” and, together with the July 7 Letter Agreements, the “Prior Letter Agreements”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

AltC Sponsor LLC (the “Sponsor”) and each of the undersigned individuals, each of whom is a member of SPAC’s board of directors or management team, which parties, for the avoidance of doubt, include all parties to the Prior Letter Agreements (each of the undersigned individuals, an “Insider”, and collectively, the “Insiders”) are currently, and as of immediately prior to the Closing will be, the record owners of the SPAC Capital Stock set forth across such Person’s name on Annex A hereto.

In order to induce the Company, SPAC and Merger Sub to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sponsor, each of the Insiders hereby severally (and not jointly or jointly and severally) and the Company for the limited purposes set forth in paragraph 7, agrees with SPAC and, at all times prior to any valid termination of the Merger Agreement, the Company as follows:

1.                  The Sponsor and each Insider hereby unconditionally and irrevocably agrees: (i) that at any duly called meeting of the stockholders of SPAC (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of SPAC requested by SPAC’s board of directors or undertaken as contemplated by the Transactions, the Sponsor and each such Insider shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of its, his or her shares of SPAC Capital Stock to be counted as present thereat for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its, his or her shares of SPAC Capital Stock (a) in favor of the approval of the Merger Agreement and approval of the Transactions and all other SPAC Stockholder Matters (and any actions required in furtherance thereof), (b) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant, obligation or agreement of SPAC contained in the Merger Agreement, (c) in favor of any other proposals set forth in SPAC’s proxy statement to be filed by SPAC with the Commission relating to the Transactions (including any proxy supplements thereto, the “Proxy Statement”), (d) in favor of any proposals relating to the extension of the time by which SPAC must complete its initial business combination, (e) in favor of any proposal to adjourn or postpone the applicable stockholder meeting to a later date if (and only if) (1) there are not sufficient votes for approval of the Merger Agreement and any other proposals related thereto as set forth in the Proxy Statement on the dates on which such meetings are held or proposed to be held or (2) the condition to the Company’s obligation to consummate or cause to be consummated the Transactions pursuant to Section 10.03(d) of the Merger Agreement regarding Available Closing SPAC Cash (the “Minimum Cash Condition”) has not been satisfied, and (f) against the following actions or proposals: (1) any Business Combination Proposal or any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement and (2) (A) any change in the present capitalization of SPAC or any amendment of the Charter (as defined below), except (x) as contemplated by clause (c) above or (y) to the extent expressly contemplated by the Merger Agreement, (B) any liquidation, dissolution or other change in SPAC’s corporate structure or business (other than as may be proposed pursuant to an extension proxy), (C) any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of such Sponsor or Insider under this Sponsor Agreement, or (D) any other action or proposal involving SPAC or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions and (ii) not to redeem, elect to redeem or tender or submit any shares of SPAC Common Stock owned by it, him or her for redemption in connection with any of the stockholder approvals or proposals described in clause (i) above, or in connection with any vote to amend the Charter. Prior to any valid termination of the Merger Agreement, (x) the Sponsor and each Insider shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Law to consummate the Transactions on the terms and subject to the conditions set forth therein, including Sponsor using commercially reasonable efforts to enter into an agreement or agreements with one or more third parties to not redeem their shares of SPAC Common Stock in connection with the Transactions and/or to make an investment in SPAC in connection with the Transactions (in addition to the investment contemplated by paragraph 7 hereof), which agreements may (except to the extent such agreements relate to the obligations under paragraph 7), if reasonably necessary, include incentives in the form of Founder Shares (which will convert to shares of SPAC Common Stock at the Closing), in amounts and on such terms as the Sponsor and the Company shall mutually agree (collectively, “Incentive Shares”) and (y) the Sponsor and each Insider shall be bound by and comply with Sections 9.03 (Exclusivity) and 9.05 (Confidentiality; Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if such Person were a signatory to the Merger Agreement with respect to such provisions. If SPAC seeks to consummate a proposed Business Combination by engaging in a tender offer, the Sponsor and each Insider agrees that it, he or she will not sell or tender any shares of SPAC Capital Stock owned by it, him or her in connection therewith. The obligations of the Sponsor and the Insiders specified in this paragraph 1 shall apply whether or not the Merger, any of the Transactions or any action described above is recommend by SPAC’s board of directors.

2.                  The Sponsor and each Insider hereby agrees that in the event that SPAC fails to consummate a Business Combination by October 12, 2023, or such later period approved by SPAC’s stockholders in accordance with SPAC’s amended and restated certificate of incorporation (the “Charter”), the Sponsor and each Insider shall take all reasonable steps to cause SPAC to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 Business Days thereafter, subject to lawfully available funds therefor, redeem 100% of the SPAC Common Stock (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of amounts withdrawn to fund SPAC’s working capital requirements, subject to an annual limit of $1,000,000, and/or to pay SPAC’s taxes (“Permitted Withdrawals”)) and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of SPAC’s remaining stockholders and SPAC’s board of directors, dissolve and liquidate, subject in each case to SPAC’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agree to not propose any amendment to the Charter that would modify the substance or timing of SPAC’s obligation to redeem 100% of the Offering Shares if SPAC does not complete a Business Combination within the required time period set forth in the Charter or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless SPAC provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of Permitted Withdrawals), divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of SPAC as a result of any liquidation of SPAC with respect to the Founder Shares held by it, him or her. The Sponsor and each Insider hereby further waive, with respect to any shares of SPAC Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by SPAC to purchase shares of SPAC Common Stock (although the Sponsor, the Insiders and their respective Affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if SPAC fails to consummate a Business Combination within the time period set forth in the Charter or in connection with a stockholder vote to approve an amendment to the Charter to modify the substance or timing of SPAC’s obligation to redeem 100% of the Offering Shares if SPAC does not complete a Business Combination within the time period set forth in the Charter or with respect to any other material provisions relating to stockholders' rights or pre-initial business combination activity).

3.                  Without limiting their obligations under paragraph 6 below, during the period commencing on the date hereof and ending on the earlier of (a) the valid termination of the Merger Agreement or (b) the Closing, the Sponsor and each Insider shall not, without the prior written consent of the Company, Transfer any shares of SPAC Capital Stock or any securities convertible into, or exercisable, or exchangeable for, shares of SPAC Common Stock owned by it, him or her. In the event that (i) any shares of SPAC Capital Stock or other equity securities of SPAC are issued to the Sponsor or any Insider after the date hereof pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of SPAC Capital Stock of, on or affecting the shares of SPAC Capital Stock owned by the Sponsor or any Insider or otherwise, (ii) the Sponsor or any Insider purchases or otherwise acquires beneficial ownership of any shares of SPAC Capital Stock or other equity securities of SPAC after the date hereof or (iii) the Sponsor or any Insider acquires the right to vote or share in the voting of any shares of SPAC Capital Stock or other equity securities of SPAC after the date hereof (such shares of SPAC Capital Stock or other equity securities of SPAC described in clauses (i), (ii) and (iii), the “New SPAC Shares”), then such New SPAC Shares acquired or purchased by the Sponsor or any Insider shall be subject to the terms of this paragraph 3 and paragraph 1 above to the same extent as if they constituted the SPAC Capital Stock owned by the Sponsor or any Insider as of the date hereof.

4.                  In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor or any other Insider) agrees to indemnify and hold harmless SPAC against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which SPAC may become subject as a result of any claim by (i) any third party for services rendered or products sold to SPAC or (ii) any prospective target business with which SPAC has entered into a letter of intent, confidentiality or other similar agreement for a Business Combination (a “Target”); provided, however, that such indemnification of SPAC by the Sponsor (x) shall apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share or (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets less Permitted Withdrawals, (y) shall not apply to any claims by a third party (including a Target) that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under SPAC’s indemnity of Citigroup Global Markets Inc. (the “Representative”) against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to SPAC if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies SPAC in writing that it shall undertake such defense. For the avoidance of doubt, none of SPAC’s officers or directors will indemnify SPAC for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

5.                  The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Representative, SPAC and, prior to any valid termination of the Merger Agreement, the Company would be irreparably injured in the event of a breach by such Sponsor or Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 6(a), 6(b), 6(c), 6(d), 6(e), 7, 8 and 12, as applicable, of this Sponsor Agreement (with respect to the Representative, only such provisions as were contained in the Prior Letter Agreements), (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

6.                  (a)           In the event that the Closing does not occur for any reason (including, without limitation, as a result of the valid termination of the Merger Agreement), the Sponsor and each Insider agrees that it, he or she shall not Transfer (i) any Founder Shares (or shares of SPAC Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of SPAC’s initial Business Combination (including the Merger) or (B) subsequent to the Business Combination, (x) if the closing price of the SPAC Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after SPAC’s initial Business Combination or (y) the date on which SPAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of SPAC’s stockholders having the right to exchange their shares of SPAC Common Stock for cash, securities or other property (the “Standalone Founder Shares Lock-Up Period”) and (ii) any Private Placement Shares until 30 days after the completion of a Business Combination (the “Standalone Private Placement Shares Lock-up Period”).

(b)               In the event that the Closing does occur, the Sponsor agrees that it shall not Transfer any of the Founder Shares (or shares of SPAC Common Stock issuable or issued upon conversion thereof) or the Private Placement Shares owned by the Sponsor as of the Closing Date (after giving effect to the consummation of the Transactions); provided that the Sponsor (and its permitted transferees) may transfer (to the extent vested pursuant to subsection (d) below) up to:

(i)               40% of the Founder Shares (or shares of SPAC Common Stock issuable or issued upon conversion thereof) and 40% of the Private Placement Shares owned by the Sponsor (and its permitted transferees) as of the Closing Date (after giving effect to the consummation of the Transactions) from and after the earlier to occur of (x) the 12 month anniversary of the Closing Date and (y) the date on which the closing share price of SPAC Common Stock equals or exceeds $12.00 per share for 20 Trading Days within any 60 consecutive Trading Day period commencing after the Closing Date (such period, the “12 Month Lock-Up Period”);

(ii)              30% of the Founder Shares (or shares of SPAC Common Stock issuable or issued upon conversion thereof) and 30% of the Private Placement Shares owned by the Sponsor (and its permitted transferees) as of the Closing Date (after giving effect to the consummation of the Transactions) from and after the earlier to occur of (x) the 24 month anniversary of the Closing Date and (y) the date on which the closing share price of SPAC Common Stock equals or exceeds $14.00 per share for 20 Trading Days within any 60 consecutive Trading Day period commencing after the Closing Date (such period, the “24 Month Lock-Up Period”); and

(iii)             30% of the Founder Shares (or shares of SPAC Common Stock issuable or issued upon conversion thereof) and 30% of the Private Placement Shares owned by the Sponsor (and its permitted transferees) as of the Closing Date (after giving effect to the consummation of the Transactions) from and after the earlier to occur of (x) the 36 month anniversary of the Closing Date and (y) the date on which the closing share price of SPAC Common Stock equals or exceeds $16.00 per share for 20 Trading Days within any 60 consecutive Trading Day period commencing after the Closing Date (such period, the “36 Month Lock-Up Period” and, collectively with the 12 Month Lock-Up Period and the 24 Month Lock-Up Period, the “Lock-Up Periods”). For the purposes of this paragraph 6(b), “Trading Day” means a day on which the New York Stock Exchange or such other principal United States securities exchange on which the SPAC Common Stock is listed, quoted or admitted to trading and is open for the transaction of business (unless such trading shall have been suspended for the entire day).

(c)               Notwithstanding the provisions set forth in paragraphs 3 and 6(a) and (b), but subject to the provisions set forth in paragraph 6(d), (i) upon the valid termination of the Merger Agreement, the following Transfers of the Founder Shares, the Private Placement Shares and shares of SPAC Common Stock issued or issuable upon the conversion of the Founder Shares that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 6(c)), are permitted: (A) to SPAC’s officers or directors, any affiliates or family members of any of SPAC’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor; (B) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such person, or to a charitable organization; (C) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, transfers pursuant to a qualified domestic relations order; (E) transfers by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (F) transfers in the event of SPAC’s liquidation prior to the completion of an initial Business Combination; (G) transfers by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (H) in the event of SPAC’s completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of SPAC’s public stockholders having the right to exchange their shares of SPAC Common Stock for cash, securities or other property, subsequent to the completion of an initial Business Combination; (I) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (H) above; provided, however, that in the case of clauses (A) through (E) and (I), these permitted transferees must enter into a written agreement with SPAC agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Sponsor Agreement (including provisions relating to voting, the Trust Account and liquidating distributions) and (ii) during the period commencing on the date hereof and ending on the earlier of (x) the expiration of the Lock-up Periods and (y) the date of any valid termination of the Merger Agreement, the following Transfers of the Founder Shares, the Private Placement Shares, shares of SPAC Common Stock issued or issuable upon the conversion of the Founder Shares, that are held by the Sponsor or any of its permitted transferees (that have complied with this paragraph 6(c)), are permitted: (A) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family, or to a charitable trust; (B) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of such individual; (C) in the case of an individual, transfers to such individual’s spouse pursuant to a qualified domestic relations order; (D) transfers to the Sponsor or to any Insider; and (E) transfers by the Sponsor to its members and such members’ respective members; provided that to the extent such members have obligations pursuant to this Sponsor Agreement, such members shall agree in writing to SPAC and the Company that the securities so distributed to them will continue to be subject to such obligations; provided, further, that any other permitted transferees must enter into a written agreement with SPAC or the Company agreeing to be bound by the transfer restrictions herein.

(d)               Vesting Provisions. The Sponsor agrees that, as of the Closing, all of the Founder Shares or shares of SPAC Common Stock issued or issuable upon the exercise or conversion of the Founder Shares as identified on Annex A as “Vesting Founder Shares” shall be unvested and shall be subject to the vesting and forfeiture provisions set forth in this paragraph 6(d). The Sponsor agrees that it shall not (and will cause its Affiliates not to) Transfer any unvested Founder Shares or shares of SPAC Common Stock issued or issuable upon the conversion of the unvested Founder Shares prior to the later of (x) the expiration of the applicable Lock-Up Period, and (y) the date such Founder Shares or shares of SPAC Common Stock become vested pursuant to this paragraph 6(d). For the avoidance of doubt, it is acknowledged and agreed that the Private Placement Shares shall not be subject to the provisions of this paragraph 6(d).

(i)	Vesting Schedule.

(1)                  50% of the Founder Shares or shares of SPAC Common Stock issued or issuable upon the conversion of the Founder Shares owned by the Sponsor as of the Closing and identified on Annex A as “Vesting Founder Shares” shall vest on the date on which the Stock Price Level is equal to or greater than the First Vesting Price (the “First Vesting Date”); provided, however, that if the First Vesting Date occurs on or after the date that is five years after the Closing Date, such Founder Shares shall not vest.

(2)                  25% of the Founder Shares or shares of SPAC Common Stock issued or issuable upon the conversion of the Founder Shares owned by the Sponsor as of the Closing and identified on Annex A as “Vesting Founder Shares” shall vest on the date on which the Stock Price Level is equal to or greater than the Second Vesting Price (the “Second Vesting Date”); provided, however, that if the Second Vesting Date occurs on or after the date that is five years after the Closing Date, such Founder Shares shall not vest.

(3)                  12.5% of the Founder Shares or shares of SPAC Common Stock issued or issuable upon the conversion of the Founder Shares owned by the Sponsor as of the Closing and identified on Annex A as “Vesting Founder Shares” shall vest on the date on which the Stock Price Level is equal to or greater than the Third Vesting Price (the “Third Vesting Date”); provided, however, that if the Third Vesting Date occurs on or after the date that is five years after the Closing Date, such Founder Shares shall not vest.

(4)                  12.5% of the Founder Shares or shares of SPAC Common Stock issued or issuable upon the conversion of the Founder Shares owned by the Sponsor as of the Closing and identified on Annex A as “Vesting Founder Shares” shall vest on the date on which the Stock Price Level is equal to or greater than the Fourth Vesting Price (the “Fourth Vesting Date”); provided, however, that if the Fourth Vesting Date occurs on or after the date that is five years after the Closing Date, such Founder Shares shall not vest.

(5)               Founder Shares (or shares of SPAC Common Stock) identified on Annex A as “Vesting Founder Shares” that do not vest in accordance with this paragraph 6(d)(i) on or before the date that is five years after the Closing Date will be automatically forfeited for no additional consideration immediately following the five-year anniversary of the Closing Date.

(ii)              Acceleration of Vesting upon a Sale. In the event of a Sale (as defined below) prior to the fifth anniversary of the Closing Date, the vesting of unvested Founder Shares or shares of SPAC Common Stock issued or issuable upon the conversion of the unvested Founder Shares shall be accelerated or the unvested Founder Shares or shares of SPAC Common Stock issued or issuable upon the conversion of the unvested Founder Shares will be forfeited, as follows:

(1)               With respect to the unvested Founder Shares (or shares of SPAC Common Stock issuable or issued upon conversion thereof) that were eligible to vest pursuant to paragraph 6(d)(i)(1), (A) such Founder Shares (or shares of SPAC Common Stock issuable or issued upon conversion thereof) will fully vest as of immediately prior to the closing of such Sale only if the per share price of the SPAC Common Stock paid or implied in such Sale equals or exceeds the First Vesting Price and (B) no portion of such Founder Shares (or shares of SPAC Common Stock issuable or issued upon conversion thereof) will vest in connection with such Sale if the per share price of the SPAC Common Stock paid or implied in such Sale is less than the First Vesting Price.

(2)               With respect to the unvested Founder Shares (or shares of SPAC Common Stock issuable or issued upon conversion thereof) that were eligible to vest pursuant to paragraph 6(d)(i)(2), (A) such Founder Shares (or shares of SPAC Common Stock issuable or issued upon conversion thereof) will fully vest as of immediately prior to the closing of such Sale only if the per share price of the SPAC Common Stock paid or implied in such Sale equals or exceeds the Second Vesting Price and (B) no portion of such Founder Shares (or shares of SPAC Common Stock issuable or issued upon conversion thereof) will vest in connection with such Sale if the per share price of the SPAC Common Stock paid or implied in such Sale is less than the Second Vesting Price.

(3)               With respect to the unvested Founder Shares (or shares of SPAC Common Stock issuable or issued upon conversion thereof) that were eligible to vest pursuant to paragraph 6(d)(i)(3), (A) such Founder Shares (or shares of SPAC Common Stock issuable or issued upon conversion thereof) will fully vest as of immediately prior to the closing of such Sale only if the per share price of the SPAC Common Stock paid or implied in such Sale equals or exceeds the Third Vesting Price and (B) no portion of such Founder Shares (or shares of SPAC Common Stock issuable or issued upon conversion thereof) will vest in connection with such Sale if the per share price of the SPAC Common Stock paid or implied in such Sale is less than the Third Vesting Price.

(4)                  With respect to the unvested Founder Shares (or shares of SPAC Common Stock issuable or issued upon conversion thereof) that were eligible to vest pursuant to paragraph 6(d)(i)(4), (A) such Founder Shares (or shares of SPAC Common Stock) will fully vest as of immediately prior to the closing of such Sale only if the per share price of the SPAC Common Stock paid or implied in such Sale equals or exceeds the Fourth Vesting Price and (B) no portion of such Founder Shares (or shares of SPAC Common Stock issuable or issued upon conversion thereof) will vest in connection with such Sale if the per share price of the SPAC Common Stock paid or implied in such Sale is less than the Fourth Vesting Price.

(5)                  Unvested Founder Shares (or shares of SPAC Common Stock issuable or issued upon conversion thereof) that do not vest in accordance with this paragraph 6(d)(ii) upon the occurrence of a Sale will be forfeited immediately prior to the closing of such Sale and in accordance with paragraph 6(d)(iii).

(6)                  For purposes of this paragraph 6(d)(ii), “Sale” means following the Closing Date, (A) a purchase, sale, exchange, business combination or other transaction (including a merger or consolidation of SPAC with or into any other corporation or other entity) in which the equity securities of SPAC, its successor or the surviving entity of such business combination or other transaction are not registered under the Securities Exchange Act or 1934, as amended (the “Exchange Act”) or listed or quoted for trading on a national securities exchange, (B) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of SPAC’s assets to a third party that is not an Affiliate of the Sponsor (or a group of third parties that are not Affiliates of the Sponsor) or (C) the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a person or entity or group of affiliated persons or entities (other than an underwriter pursuant to an offering), of SPAC’s voting securities if, after such transfer or acquisition, such person, entity or group of affiliated persons or entities would beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) more than 50% of the outstanding voting securities of SPAC (it being understood for the purposes of this clause (C), a bona fide equity financing shall not be considered a “Sale”). For avoidance of doubt, following a transaction or business combination that is not a “Sale” hereunder, including a transaction or business combination in which the equity securities of the surviving entity of such business combination or other transaction are registered under the Exchange Act and listed or quoted for trading on a national securities exchange, the equitable adjustment provisions of paragraph 21 shall apply, including, without limitation, to performance vesting criteria.

(7)                  Holders of Founder Shares or shares of SPAC Common Stock issued or issuable upon the conversion of the Founder Shares subject to the vesting provisions of this paragraph 6(d) shall be entitled to vote such Founder Shares or shares of SPAC Common Stock and receive dividends and other distributions with respect to such Founder Shares or shares of SPAC Common Stock prior to vesting; provided that dividends and other distributions with respect to Founder Shares or shares of SPAC Common Stock issued or issuable upon the conversion of the Founder Shares that are subject to vesting pursuant to paragraph 6(d)(i) shall be set aside by SPAC and shall only be paid to such holders upon the vesting of such Founder Shares or shares of SPAC Common Stock (if at all); for the avoidance of doubt, (A) such dividends and other distributions shall be paid only on the portion of the unvested Founder Shares or shares of SPAC Common Stock issued or issuable upon the conversion of the Founder Shares that vest and (B) if any dividends or other distributions with respect to Founder Shares or shares of SPAC Common Stock issued or issuable upon the conversion of the Founder Shares that are subject to vesting pursuant to paragraph 6(d)(i) are set aside and such Founder Shares or shares of SPAC Common Stock are subsequently forfeited, such set aside dividends or distributions shall become the property of SPAC.

(iii)            Forfeiture of Founder Shares.

(1)              If the Closing occurs with the Minimum Cash Condition being waived by the Company (such waiver to be made in the Company’s sole discretion), the Sponsor agrees to forfeit at the time of the Closing such number of Founder Shares equal to (A) the amount of additional cash that SPAC would have been required to deliver at the Closing to satisfy the Minimum Cash Condition (notwithstanding any waiver by the Company) divided by (B) $10.00 (the “Forfeited Shares”); provided that the number of Forfeited Shares shall not be in excess of 50% of the Founder Shares owned by the Sponsor as of the date hereof.

(2)               Founder Shares or shares of SPAC Common Stock issued or issuable upon the conversion of the Founder Shares that are forfeited pursuant to paragraph 6(d)(i), 6(d)(ii), this paragraph 6(d)(iii) or paragraph 6(f) shall be automatically transferred by the Sponsor to SPAC, without any consideration for such Transfer, and cancelled.

(iv)             Stock Price Level. For purposes of this paragraph 6(d), the applicable “Stock Price Level” will be considered achieved only when the closing price per share of SPAC Common Stock on the New York Stock Exchange, or such other securities exchange where the SPAC Common Stock is primarily listed or quoted, equals or exceeds the applicable threshold for 20 trading days within any 60 consecutive trading day period. The Stock Price Levels (and the share price levels in a Sale in paragraph 6(d)(ii)) will be equitably adjusted on account of any stock split, reverse stock split or similar equity restructuring transaction.

(e)               Waiver of Conversion Ratio Adjustment.

(i)               (A) Section 4.3(b)(i) of the Charter provides that each share of SPAC Class B Common Stock shall automatically convert into one share of SPAC Common Stock (the “Initial Conversion Ratio”) at the time of a Business Combination, and (B) Section 4.3(b)(ii) of the Charter provides that the Initial Conversion Ratio shall be adjusted (the “Adjustment”) in the event that additional shares of SPAC Common Stock are issued in excess of the amounts offered in SPAC’s initial public offering of securities such that the Sponsor and the Insiders, along with any other holders of SPAC Class B Common Stock, shall continue to own 25% of the issued and outstanding shares of Capital Stock after giving effect to such issuance.

(ii)              As of and conditioned upon the Closing, the Sponsor and each Insider hereby irrevocably relinquishes and waives any and all rights the Sponsor and each Insider has or will have under Section 4.3(b)(ii) of the Charter to receive shares of SPAC Common Stock in excess of the number issuable at the Initial Conversion Ratio upon conversion of the existing SPAC Class B Common Stock held by him, her or it, as applicable, in connection with the Closing as a result of any Adjustment, and, as a result, the shares of SPAC Class B Common Stock shall convert into shares of SPAC Common Stock (or such equivalent security) at Closing on a one-for-one basis.

(f)                Transaction Expenses. The Sponsor hereby agrees that to the extent SPAC Transaction Expenses as of immediately prior to the Closing (including any such amounts that become payable as a result of the Closing) exceeds $25,000,000 (the “Expense Cap”), then the Sponsor shall, as of and conditioned upon the Closing, at its election, either (x) pay any such amount in excess of the Expense Cap (the “Excess Amount”) to SPAC or an account designated by SPAC in cash, by wire transfer of immediately available funds to the account designated by SPAC or (y) forfeit in accordance with paragraph 6(d)(iii)(2) such number of Founder Shares or shares of SPAC Common Stock issued or issuable upon the conversion of the Founder Shares (valued at $10.00 per Founder Share) held by the Sponsor that, in the aggregate, have a value equal to the Excess Amount; provided that any Excess Amount greater than $15,000,000 shall be paid in cash pursuant to clause (x). In the event that the amount of any contingent liabilities of SPAC as of immediately prior to the Closing are unknown, the Sponsor and the Company will negotiate in good faith in order to reach agreement on the amount thereof and, in the event that the Sponsor and the Company are unable to reach agreement prior to the Closing, such disagreement shall not delay the Closing and the SPAC Transaction Expenses shall be recalculated each time such contingent liabilities crystallize and if such recalculation results in SPAC Expenses exceeding the Expense Cap or an increase in the amount of such excess, this paragraph 6(f) shall apply to such excess.

7.                  (a) Sponsor Commitment. The Sponsor, on the terms and subject to the conditions set forth in this paragraph 7, agrees to purchase, or cause the purchase (through one or more of its affiliated co-investors designated by it (including an Insider as defined in this Sponsor Agreement)) on the Closing Date shares of SPAC Common Stock at a purchase price of $10.00 per share, equal to up to $50,000,000 (the “Sponsor Commitment”); provided, however, that no such action will reduce the amount of the Sponsor Commitment or otherwise affect the obligations of Sponsor under this paragraph 7, except to the extent the Sponsor Commitment is actually funded by an affiliated co-investor; and provided, further, that for the purposes of this paragraph 7, “Sponsor” shall, as applicable, refer to the Sponsor or any affiliated co-investor designated by the Sponsor that actually funds the Sponsor Commitment). For the avoidance of doubt, the Sponsor Commitment, to the extent funded pursuant to the terms hereof, shall be deemed to be included in the “Available Closing SPAC Cash” as of the Closing Date. Notwithstanding anything to the contrary in this Agreement, at any time and from time to time, the Company and the Sponsor may mutually agree to reduce the Sponsor Commitment. The obligations of the Sponsor under this paragraph 7 will terminate automatically and immediately upon the valid termination of the Merger Agreement pursuant to its terms.

(b)               Notices.

(i)                 On the date that is one (1) Business Day following the date by which the SPAC Stockholder Redemption is required to be completed in accordance with the terms of the Merger Agreement, SPAC shall deliver a written notice (the “SPAC Notice”) to the Sponsor and the Company, which shall include (A) the aggregate amount (in shares of and dollars) of redemption elections tendered by SPAC Stockholders in respect of such SPAC Stockholders’ SPAC Common Stock, and (B) the projected amount of Available Closing SPAC Cash at or immediately prior to the Closing after reduction for the aggregate amount of payments required to be made in connection with such SPAC Stockholder Redemption.

(ii)               Following receipt of the SPAC Notice by the Sponsor and the Company, the Company shall deliver to the Sponsor a notice (the “Funding Notice”) specifying (A) the amount of the Sponsor Commitment that the Company requests the Sponsor to fund pursuant to this paragraph 7, which, for the avoidance of doubt, shall be an amount equal to: (I) $250,000,000 minus (II) the Available Closing SPAC Cash before any funding of the Sponsor Commitment (the “Sponsor Commitment Purchase Price”); provided, that the Sponsor Commitment Purchase Price shall not exceed $50,000,000, (B) the number of shares of SPAC Common Stock that the Company requires the Sponsor to purchase, at a purchase price of $10.00 per share, which shall be a number of shares equal to the Sponsor Commitment Purchase Price divided by $10.00 (rounded down to the nearest whole share); provided, that such number of shares of SPAC Common Stock shall not exceed 5,000,000, (C) the anticipated Closing Date, and (D) a statement from the Company that to the extent that the amount of Available Closing SPAC Cash is less than the Minimum Cash Condition, such Minimum Cash Condition shall be deemed waived by the Company effective as of the Closing Date (the “Minimum Cash Condition Waiver”); provided, further, if the aggregate Sponsor Commitment Purchase Price for the number of shares of SPAC Common Stock specified in the Funding Notice is not paid and the Minimum Cash Condition is not met, such Minimum Cash Condition Waiver shall be null and void.

(iii)              Subject to the terms and conditions hereof, SPAC shall issue and sell to the Sponsor, and the Sponsor shall purchase from SPAC, on a private placement basis, the amount of shares of SPAC Common Stock set forth in the Funding Notice (the “Purchased Shares”). The Sponsor shall have registration rights with respect to the Purchased Shares commensurate with the registration rights provided in the Registration Rights Agreement that will be entered into by and among SPAC, the Company, the Sponsor and certain other parties thereto in connection with the consummation of the Transactions.

(c)               Prior to the Closing Date, the Sponsor shall deliver to SPAC, to be held in escrow until the Closing, the aggregate Sponsor Commitment Purchase Price by wire transfer of dollars in immediately available funds to the account specified by SPAC against delivery by SPAC of the shares of SPAC Common Stock in accordance with the terms of this paragraph 7.

(d)               The Sponsor hereby acknowledges and agrees that any SPAC Common Stock received by AltC Sponsor LLC, an Insider, or an Affiliate thereof pursuant to this paragraph 7 will be deemed to constitute additional Private Placement Shares and be subject to the terms and conditions as set forth in this Sponsor Agreement applicable to Private Placement Shares. The Sponsor hereby acknowledges and agrees that any purchase of SPAC Common Stock by Sponsor pursuant to this paragraph 7 will be deemed irrevocable in the event that the Closing occurs and any attempt by the Sponsor to refund or rescind all or any portion of the Sponsor Commitment Purchase Price (as specified in the Funding Notice) it is obligated to make to SPAC pursuant to this paragraph 7 prior to the valid termination of the Merger Agreement in accordance with its terms shall be deemed to be a breach of this Sponsor Agreement.

(e)               The obligation of Sponsor to purchase shares of SPAC Common Stock under this paragraph 7 shall be subject to (i) the satisfaction (or waiver by SPAC) of the conditions set forth in Section 10.01 and Section 10.03 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing), (ii) the substantially concurrent consummation of the Closing, and, (iii) if the Company waives the Minimum Cash Condition, the amount of the Available Closing SPAC Cash equals an amount of at least $125,000,000 (which such amount, for the avoidance of doubt, shall include the Sponsor Commitment Purchase Price to the extent actually funded). In the event the Closing does not occur on the anticipated Closing Date and the Merger Agreement is thereafter terminated in accordance with its terms, SPAC shall promptly (but no later than two (2) Business Days thereafter) return the Sponsor Commitment Purchase Price back to the Sponsor and cancel the corresponding shares of SPAC Common Stock.

8.                  The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider represents that such Insider’s biographical information furnished to SPAC (including any such information included in the Proxy Statement) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9.                  Except as disclosed on Schedule 6.08 (Brokers’ Fees) of the Merger Agreement, neither the Sponsor nor any Insider nor any Affiliate of the Sponsor or any Insider, nor any director or officer of SPAC, shall receive from SPAC any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of a Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the Business Combination and each of which shall, as of and in connection with the Closing, be paid off in full and no further liabilities or obligations in respect thereof shall be due and owing by SPAC or the Company or any of its Subsidiaries from and after the Closing; payment to an Affiliate of the Sponsor for office space and related support services for a total of $30,000 per month; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating a Business Combination; and repayment of loans, if any, and on such terms as to be determined by SPAC from time to time, made by the Sponsor or certain of SPAC’s officers and directors to finance transaction costs in connection with an intended Business Combination, provided that if SPAC does not consummate a Business Combination, a portion of the working capital held outside the Trust Account may be used by SPAC to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into shares (“Working Capital Shares”) of SPAC Common Stock at a price of $10.00 per share at the option of the lender. Any such shares will be identical to the Private Placement Shares. During the period commencing on the date hereof and ending on the earlier of (i) the consummation of the Closing and (ii) the valid termination of the Merger Agreement, the Sponsor and each Insider agrees not to enter into, modify or amend any Contract between or among the Sponsor, any Insider, anyone related by blood, marriage or adoption to any Insider or any Affiliate of any such Person (other than SPAC or any of its Subsidiaries), on the one hand, and SPAC or any of its Subsidiaries, on the other hand, that would contradict, limit, restrict or impair (x) any party’s ability to perform or satisfy any obligation under this Sponsor Agreement or (y) the Company’s, SPAC’s or Merger Sub’s ability to perform or satisfy any obligation under the Merger Agreement.

10.                The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Sponsor Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of SPAC.

11.                As used herein, the following terms shall have the respective meanings set forth below:

(a)               “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving SPAC and one or more businesses;

(b)               “Commission” shall mean the U.S. Securities and Exchange Commission;

(c)               “First Vesting Price” shall mean $10.00;

(d)               “Founder Shares” shall mean the 12,500,000 shares of SPAC Class B Common Stock owned by the Sponsor;

(e)               “Fourth Vesting Price” shall mean $16.00;

(f)                “Private Placement Shares” shall mean the 1,450,000 shares of SPAC’s Common Stock (as may be increased to 1,600,000 shares of SPAC’s Common Stock in accordance with paragraph 9 hereof) owned by the Sponsor;

(g)               “Public Offering” shall mean the underwritten initial public offering of 50,000,000 shares of SPAC Common Stock;

(h)               “Public Stockholders” shall mean the holders of securities issued in the Public Offering;

(i)                 “Second Vesting Price” shall mean $12.00;

(j)                 “SPAC Capital Stock” shall mean, collectively, the SPAC Common Stock, the Private Placement Shares and the Founder Shares;

(k)               “SPAC Class B Common Stock” shall mean SPAC’s Class B common stock, par value $0.0001 per share;

(l)                 “SPAC Common Stock” shall mean SPAC’s Class A common stock, par value $0.0001 per share;

(m)              “Third Vesting Price” shall mean $14.00;

(n)               “Transfer” shall mean the, direct or indirect, voluntary or involuntary, (I) transfer, sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase, distribution or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (II) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (III) public announcement of any intention to effect any transaction specified in clause (I) or (II) above; and

(o)               “Trust Account” shall mean the trust fund into which the net proceeds of the Public Offering and a portion of the proceeds from the sale of the Private Placement Shares were deposited.

12.                This Sponsor Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including, without limitation, the Prior Letter Agreements. This Sponsor Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto and the Company, it being acknowledged and agreed that the Company’s execution of such an instrument will not be required after any valid termination of the Merger Agreement.

13.                Except as otherwise provided herein, no party hereto may assign either this Sponsor Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties and the Company (except that, following any valid termination of the Merger Agreement, no consent from the Company shall be required); provided, that, the Sponsor may assign and/or delegate all or a portion of its obligation to fund the Sponsor Commitment under Section 7 hereof to affiliated co-investors designated by it; provided, further, that, any such assignment by Sponsor shall not relieve Sponsor of its obligations to fund the Sponsor Commitment hereunder unless actually funded by such other affiliated co-investor. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Sponsor Agreement shall be binding on SPAC, the Sponsor and each of the Insiders and each of their respective successors, heirs and assigns and permitted transferees.

14.                Nothing in this Sponsor Agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto any right, remedy or claim under or by reason of this Sponsor Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Sponsor Agreement shall be for the sole and exclusive benefit of SPAC, the Sponsor and the Insiders (and, prior to any valid termination of the Merger Agreement, the Company) and their successors, heirs, personal representatives and assigns and permitted transferees. Notwithstanding anything herein to the contrary, each of SPAC, the Sponsor and each Insider acknowledges and agrees that, until the valid termination of the Merger Agreement, the Company is an express third party beneficiary of this Sponsor Agreement and may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the provisions set forth in this Sponsor Agreement as though directly party hereto.

15.                This Sponsor Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16.                This Sponsor Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17.                This Sponsor Agreement, and all claims or causes of action (each, an “Action”) based upon, arising out of, or related to this Sponsor Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any Action based upon, arising out of or related to this Sponsor Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Sponsor Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this paragraph. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.                Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or email transmission to the receiving party’s address or email address set forth above or on the receiving party’s signature page hereto; provided that any such notice, consent or request to be given to SPAC or the Company at any time prior to the valid termination of the Merger Agreement shall be given in accordance with the terms of Section 12.02 (Notices) of the Merger Agreement.

19.                This Sponsor Agreement shall terminate on the earlier of (i) the later of (x) the expiration of the 24 Month Lock-Up Period, and (y) the vesting and/or forfeiture in full of all Founder Shares or shares of SPAC Common Stock issued or issuable upon the conversion of the Founder Shares owned by the Sponsor as of the Closing; and (ii) the liquidation of SPAC; provided, however, that paragraph 4 of this Sponsor Agreement shall survive such liquidation for a period of six years; provided, further, that no such termination shall relieve the Sponsor, any Insider or SPAC from any liability resulting from a breach of this Sponsor Agreement occurring prior to such termination.

20.                Each party hereto that is also a party to that certain Registration Rights Agreement, dated as of July 7, 2021, by and among SPAC and the Sponsor (the “Existing Registration Rights Agreement”) hereby agrees to terminate the Existing Registration Rights Agreement effective as of the Closing. On or about the Closing Date, the Sponsor shall deliver to SPAC the Registration Rights Agreement, duly executed by the Sponsor, in the form attached to the Merger Agreement.

21.                Each of the Sponsor and the Insiders hereby represents and warrants (severally and not jointly as to itself, himself or herself only) to SPAC and the Company as follows: (i) if such Person is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Person’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Person; (ii) if such Person is an individual, such Person has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder; (iii) this Sponsor Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (iv) the execution and delivery of this Sponsor Agreement by such Person does not, and the performance by such Person of his, her or its obligations hereunder will not, (A) if such Person is not an individual, conflict with or result in a violation of the organizational documents of such Person or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Person or its, his or her Founder Shares or Private Placement Shares, as applicable), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Sponsor Agreement; (v) there are no Actions pending against such Person or, to the knowledge of such Person, threatened against such Person, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of such Person’s obligations under this Sponsor Agreement; (vi) except for fees described on Schedule 6.08 (Brokers’ Fees) of the Merger Agreement, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from such Person, SPAC, any of its Subsidiaries or any of their respective Affiliates in connection with the Merger Agreement or this Sponsor Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon any arrangement or agreement made by or, to the knowledge of such Person, on behalf of such Person, for which SPAC, the Company or any of their respective Affiliates would have any obligations or liabilities of any kind or nature; (vii) such Person has had the opportunity to read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors; (viii) such Person has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Person’s obligations hereunder; (ix) except as otherwise described in this Sponsor Agreement, such Person has the direct or indirect interest in all of its, his or her SPAC Common Stock, Founder Shares and Private Placement Shares, which are held through the Sponsor, the Sponsor has good title to all such Founder Shares and Private Placement Shares and any SPAC Common Stock held by the Sponsor, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such securities (other than transfer restrictions under the Securities Act) affecting any such securities, other than pursuant to (A) this Sponsor Agreement, (B) the Charter, (C) the Merger Agreement, (D) the Existing Registration Rights Agreement, or (E) any applicable securities laws; (x) the Founder Shares and Private Placement Shares listed on Annex A are the only equity securities in SPAC (including, without limitation, any equity securities convertible into, or which can be exercised or exchanged for, equity securities of SPAC) owned of record or beneficially by such Person as of the date hereof and such Person has the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) such Founder Shares and Private Placement Shares and none of such Founder Shares or Private Placement Shares is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Founder Shares or Private Placement Shares, except as provided in this Sponsor Agreement.

22.                If, and as often as, there are any changes in SPAC, the SPAC Common Stock, the Founder Shares or the Private Placement Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Sponsor Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to SPAC, SPAC’s successor or the surviving entity of such transaction, the SPAC Common Stock, the Founder Shares or the Private Placement Shares, each as so changed. For the avoidance of doubt, such equitable adjustment shall be made to the performance criteria set forth in paragraph 6(d).

23.                Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[Signature Page Follows]

Sincerely,

SPONSOR:

ALTC SPONSOR LLC

By:
Name: [●] Title: [●]

[Signature Page to Sponsor Agreement]

INSIDERS:

By:
Name: Sam Altman
	Address:	c/o AltC Acquisition Corp.
640 Fifth Avenue, 12th Floor
New York, NY 10019
Email: sam.hg.altman@gmail.com

By:
Name: Michael Klein
	Address:	c/o AltC Acquisition Corp.
640 Fifth Avenue, 12th Floor
New York, NY 10019
Email: Michael.Klein@mkleinandcompany.com

By:
Name: Jay Taragin
	Address:	c/o AltC Acquisition Corp.
640 Fifth Avenue, 12th Floor
New York, NY 10019
Email: Jay.Taragin@mkleinandcompany.com

By:
Name: Francis Frei
	Address:	c/o AltC Acquisition Corp.
640 Fifth Avenue, 12th Floor
New York, NY 10019
Email: francesfrei@gmail.com

By:
Name: Allison Green
	Address:	c/o AltC Acquisition Corp.
640 Fifth Avenue, 12th Floor
New York, NY 10019
Email: agreen@surocap.com

[Signature Page to Sponsor Agreement]

By:
Name: Peter Lattman
	Address:	c/o AltC Acquisition Corp.
640 Fifth Avenue, 12th Floor
New York, NY 10019
Email: peter@emersoncollective.com

By:
Name: John L. Thornton
	Address:	c/o AltC Acquisition Corp.
640 Fifth Avenue, 12th Floor
New York, NY 10019
Email: jthornton@asiasociety.org

[Signature Page to Sponsor Agreement]

FOR THE LIMITED PURPOSES SET FORTH IN PARAGRAPH 7

COMPANY:

OKLO INC.

By:

Name:
Title:

[Signature Page to Sponsor Agreement]

Acknowledged and Agreed:

ALTC ACQUISITION CORP.

By:
Name: [●] Title: [●]

[Signature Page to Sponsor Agreement]

Annex A

	Founder Shares*	Vesting Founder Shares	Private Placement Shares
ALTC SPONSOR LLC	12,500,000	12,500,000 minus the Forfeited Shares (as defined in paragraph 6 above)	1,450,000 (provided the Private Placement Shares may be increased to up to 1,600,000 in accordance with paragraph 9 above)
Sam Altman**	--	--	--
Michael Klein***	--	--	--
Jay Taragin	--	--	--
Frances Frei	--	--	--
Allison Green	--	--	--
Peter Lattman	--	--	--
John Thornton	--	--	--

* Includes shares of SPAC Common Stock issued or issuable upon the conversion of the Founder Shares.

**Sam Altman has an economic interest in shares of SPAC’s Common Stock through his ownership of a membership interest in AltC Sponsor LLC.

***Michael Klein may be deemed to beneficially own the Founder Shares and Private Placement Shares owned by AltC Sponsor LLC.